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                                                                     EXHIBIT 5.1

                           SIDLEY AUSTIN BROWN & WOOD

     DALLAS                      BANK ONE PLAZA                       BEIJING
                             10 S. DEARBORN STREET
  LOS ANGELES               CHICAGO, ILLINOIS 60603                    GENEVA
                             TELEPHONE 312 853 7000
    NEW YORK                  FACSIMILE 312 853 7036                  HONG KONG
                                 www.sidley.com
 SAN FRANCISCO                                                         LONDON
                                  FOUNDED 1866
WASHINGTON, D.C.                                                      SHANGHAI

                                                                      SINGAPORE

                                                                        TOKYO


                                January 22, 2003


Commonwealth Edison Company
10 South Dearborn Street - 37th Floor
Post Office Box 805379
Chicago, Illinois 60680-5379

           Re: $350,000,000 aggregate principal amount of First Mortgage 3.700% Bonds, Series 99, Due February 1, 2008 and $350,000,000 aggregate principal amount of First Mortgage 5.875% Bonds, Series 100, Due February 1, 2033

Ladies and Gentlemen:

                  We have acted as counsel to Commonwealth Edison Company, an Illinois corporation (the "Company"), in connection with the issuance and sale by the Company of $350,000,000 aggregate principal amount of First Mortgage 3.700% Bonds, Series 99, Due February 1, 2008 (the "Series 99 Bonds") and $350,000,000 aggregate principal amount of First Mortgage 5.875% Bonds, Series 100, Due February 1, 2033 (the "Series 100 Bonds and, together with the Series 99 Bonds, the "Bonds"), covered by the Registration Statement on Form S-3, No. 333-99363 (as amended, the "Registration Statement"), initially filed by the Company and ComEd Financing III, a statutory trust created under the laws of the State of Delaware, with the Securities and Exchange Commission on September 10, 2002, under the Securities Act of 1933, as amended.

                  The Bonds were issued under the Company's Mortgage (the "Mortgage"), dated July 1, 1923, as amended and supplemented, between the Company and Illinois Merchants Trust Company, as trustee (BNY Midwest Trust Company, as current successor trustee), and D.G. Donovan, as co-trustee (collectively, the "Bonds Trustees"), which Mortgage is governed by Illinois law, and sold by the Company pursuant to the Underwriting Agreement, dated as of January 14, 2003, between the Company and Credit Suisse First Boston LLC (as successor to Credit Suisse First Boston Corporation) and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

                  In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined




          SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP

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Commonwealth Edison Company
January 22, 2003
Page 2


originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates of the Company and the Bond Trustees and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

                  Based on the foregoing, and subject to the limitations hereinafter set forth, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

                  2. The Series 99 Bonds and the Series 100 Bonds are each legally issued and binding obligations of the Company enforceable against the Company in accordance with their respective terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

                  The opinions expressed in this letter are limited to the federal laws of the United States of America and the laws of the State of Illinois.

                  We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the Bonds.

                  We hereby consent to the filing of this letter as an Exhibit to a Current Report of the Company on Form 8-K (the "Current Report") and all references to our firm included or made a part of the Current Report.


                                                 Very truly yours,



                                                 /s/ Sidley Austin Brown & Wood